Exhibit 10.14

Note: This warrant represents rights to acquire 47,059 shares of common stock at $3.19 as a result of the 1 for 4.25 reverse stock split effective subsequent to the original date of issuance of this warrant.


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THIS WARRANT IS ISSUABLE PURSUANT TO THE NOVEMBER 3, 1998 OFFERING CONSULTING AGREEMENT BETWEEN DURASWITCH AND ROBERT J. BRILON.

No. W98-004                             Warrant to Purchase 200,000 Shares of
                                        Common Stock (subject to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                           DURASWITCH INDUSTRIES, INC.

                          Void after November 20, 2003

     This certifies that Robert J. Brilon, (the "Holder"), or assigns, for value received, is entitled to purchase from DuraSwitch Industries, Inc., a Nevada corporation (the "Company"), having a place of business at 333 South Nina Drive, Mesa, Arizona 85210, 200,000 shares of Common Stock of the Company at the Stock Purchase Price as set forth in Section 1. The term "Common Stock" means the common stock of the Company.

This Warrant is subject to the following terms and conditions:

1. Determination of Stock Purchase Price. The exercise price per share of this Warrant is $0.75 per share, as adjusted pursuant to Section 4 (the "Stock Purchase Price").

2. Exercise; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of the Holder, at any time or from time to time, before 5:00 p.m. Mountain Standard Time on November 20, 2003 (the "Expiration Date") upon surrender to the Company, at its principal office or such other place as Company may designate, of this Warrant properly endorsed with the Form of Subscription (attached hereto) fully filled in, signed and, if applicable, payment, by cashless exercise notice (closing price on the date of notice shall govern net issue of shares), cashier's check or wire transfer, of the Stock Purchase Price. The Holder must exercise this Warrant in full by November 20, 2003. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription (attached to this Warrant) delivered and payment made by cashless exercise notice (net shares to be issued), cashier's check or wire transfer for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time.

3. Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be free of all taxes, liens and charges with respect to the issuance thereof (other than income taxes and taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

     4.1 Subdivision or Combination of Stock. If the Company at any time while this Warrant or any portion of it remains outstanding and unexpired shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

     4.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If while this Warrant or any portion of it remains outstanding and unexpired the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor other or additional stock or other securities or property (other than cash) of the Company by way of dividend (other than (i) shares of Common Stock) issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above or
          (ii) an event for which adjustment is otherwise made pursuant to
          Section 4.4 below), then and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock or other securities or property (other than cash) of the Company which such Holder would hold on the date


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

          of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities.

     4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If while this Warrant or any portion of it remains outstanding and unexpired any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful provisions shall be made so that the Holder shall thereafter have the right to purchase and receive upon exercise of this Warrant such shares of stock, securities or other assets or property of the successor corporation resulting from such consolidation, merger, reorganization, reclassification, sale or transfer that the Holder would have been entitled to receive in such consolidation, merger, reorganization, reclassification, sale or transfer if this Warrant had been exercised immediately before such consolidation, merger, reorganization, reclassification, sale or transfer, all subject to further adjustment pursuant to this Section 4. In the event the value of the stock, securities or other assets or property (if not in cash or marketable securities, then the value will be determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately before such consolidation, merger, reorganization, reclassification, sale or transfer purchasable and receivable upon the exercise of the rights represented by this Warrant is in excess of the Stock Purchase Price effective at the time of such consolidation, merger, reorganization, reclassification, sale or transfer, or securities received in such consolidation, merger, reorganization, reclassification, sale or transfer, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such consolidation, merger, reorganization, reclassification, sale or transfer. In any such consolidation, merger, reorganization, reclassification, sale or transfer described above, appropriate provision shall be made with respect to the rights and interests of the Holder so that the provision hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

     4.4 Notice of Adjustment. Upon any determination or adjustment of the Stock Purchase Price or in the conversion ratio of the Common Stock or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and


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

          the increase and decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4.5  Other Notices. If at any time:

          (A)  the Company shall declare any cash dividend upon its Common
               Stock;

          (B) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (C) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (D) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another corporation;

          (E) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (F)  there shall be an initial public offering of Company securities;

          then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least 15 days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights,-the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation, winding-up, conversion or public offering, as the case may be.


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

     4.6 Rights Offering. In the event the Company offers to its stockholders the right to purchase Common Stock on a pro rata basis, the Holder will be entitled, at its option, to elect to participate in each and every such offering as though this Warrant has been exercised and the Holder were, at the time of any such rights offering, then a Holder of that number of shares of Common Stock to which the Holder is then entitled on the exercise hereof.

5. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

6. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

7. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered personally, sent by registered mail, postage prepaid, or by confirmed fax with copy by first-class mail, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other in the manner described in this Section.

8. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

9. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Arizona.

10. Lost Warrants. The Company represents and warrants to the Holder that upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this


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

     Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

12.  Registration.

     (a) Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than a registration statement on Form S-4 or S-8, or any successor or substantially similar form or a registration statement covering (i) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan) or for the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to Holder at least 20 Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to Holder the opportunity to have any or all of the Registrable Securities held by Holder included in such registration statement. If Holder desires to have the Registrable Securities registered under this Section 3, Holder must so advise the Company in writing within 10 Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all the Registrable Securities so requested to be included therein; provided, however, that if such Registration Statement is for an Underwritten Offering, Holder shall join in the underwriting on the same terms and conditions as the Company or the Requesting Securityholders and shall execute any underwriting agreement, "lock-up" letters or other customary agreements or documents executed by the Company or the Requesting Securityholders in connection therewith, except Holder shall not be required to give any representations and warranties relating to the Company. Company shall pay all Registration Expenses with respect to any registration pursuant to this Section 3(a).

     (b) Demand Registration. (i) Upon the written request of Holder, and provided that there is then no Registration Statement in effect with respect to the Registrable Securities, the Company will effect, in accordance with the terms of this Agreement,


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

          the registration under the Securities Act of the Registrable Securities held by Holder which the Company has been so requested to register by Holder, subject to Section 3(c); provided that the number of securities requested to be so registered shall be not less than 50% of the Registrable Securities held by Holder. Holder cannot request such registration earlier than one year after the date of this Agreement. In addition, Holder cannot request such registration during the 90-day period following the completion of any Underwritten Offering. The Company shall not be obligated to effect more than two demand registrations pursuant to this Section 3(b), provided that the Company shall not be required to effect more than one registration on a form other than S-3 (or any successor to such form). Holder shall pay all Registration Expenses with respect to any registration pursuant to this Section 3(b).

     (c) No Obligation. Neither the giving of notice by the Company nor any request by Holder to register Registrable Securities pursuant to
          Section 3(a) shall in any way obligate the Company to file any such Registration Statement. The Company may, at any time prior to the effective date thereof, determine not to offer the securities to which Registration Statement relates and/or withdraw the Registration Statement from the SEC, without liability of the Company to the Holders.

13.  Registration Procedures and Other Agreements.

     (a) General. In connection with the Company's registration obligations pursuant to Section 3, the Company will:

          (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Offering Registration Statement as may be necessary to keep such Registration Statement effective; provided, however, that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement;

          (ii) furnish to each selling Holder, without charge, at least one manually signed or "Edgarized" copy and as many conformed copies as may reasonable be requested, of the then effective Registration Statement and any post-effective amendment thereto, and one copy of all financial statements and schedules, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

          (iii) deliver to each selling Holder, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion)and any


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

                amendments or supplements thereto as such Holder may reasonably request; and

          (iv) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

     (b) Each selling Holder must furnish to the Company, upon request, in writing such information and documents as, in the opinion of counsel to the Company may be reasonably required to prepare properly and file such Registration Statement in accordance with the applicable provisions of the Securities Act.

14. Registration Expenses. "Registration Expenses" include without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities, printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and the fees and expenses of any other Person retained by the Company.

DATED 11/20/98

HOLDER:                                 COMPANY:

Robert J. Brilton                       DURASWITCH INDUSTRIES, INC.,
                                        a Nevada corporation


By /s/ Robert J. Brilon                 By /s/ R. Terren Dunlap
   --------------------                    --------------------
   Robert J. Brilon                        R. Terren Dunlap,
                                           Chief Executive Officer


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